                                                                   EXHIBIT 10.30





                            STOCK PURCHASE AGREEMENT

                           Dated as of October 2, 2001

                                      among

                             FRESH ENTERPRISES, INC.

                                       and

                    Those Persons listed on Schedule 1 hereto

                                TABLE OF CONTENTS
                                -----------------


ARTICLE I DEFINITIONS ..............................................  1

     1.1      Defined Terms ........................................  1

ARTICLE II THE AUTHORIZATION AND SALE OF PREFERRED STOCK ...........  6

     2.1      Authorization of Preferred Stock .....................  6
     2.2      Purchase of Preferred Stock ..........................  6
     2.3      Closing ..............................................  6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYERS ...........  6

     3.1      Authority ............................................  7
     3.2      No Violation .........................................  7
     3.3      Disclosure of Information ............................  7
     3.4      Investment Experience ................................  7
     3.5      Accredited Investors .................................  7
     3.6      Exculpation Among Buyers .............................  8
     3.7      Legends ..............................................  8

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...........  8

     4.1      Corporate Organization ...............................  8
     4.2      Subsidiaries and Investments .........................  8
     4.3      Capital Stock ........................................  9
     4.4      Issuance of Shares ...................................  9
     4.5      Authority ............................................ 10
     4.6      No Violation ......................................... 10
     4.7      Litigation ........................................... 11
     4.8      Financial Statements ................................. 11
     4.9      No Undisclosed Liabilities ........................... 11
     4.10     Absence of Certain Changes or Events ................. 11
     4.11     Insurance ............................................ 13
     4.12     Employee Benefits .................................... 13
     4.13     Material Contracts and Other Agreements .............. 14
     4.14     Suppliers ............................................ 14
     4.15     Leased Property ...................................... 14
     4.16     Condition and Sufficiency of Assets .................. 15
     4.17     Compliance with Laws ................................. 15
     4.18     Licenses and Permits; Franchise Matters  ............. 15
     4.19     Intellectual Property  ............................... 18
     4.20     Title to Assets ...................................... 18
     4.21     Inventory ............................................ 19
     4.22     Accounts and Notes Receivable ........................ 19

    4.23     Taxes ................................................. 19
    4.24     Environmental Laws and Regulations .................... 21
    4.25     Board of Directors Approval ........................... 21
    4.26     No Agreements to Sell the Company ..................... 22
    4.27     Related Party Transactions ............................ 22
    4.28     No Finders or Brokers ................................. 22
    4.29     Labor Matters ......................................... 22
    4.30     Full Disclosure ....................................... 23

ARTICLE V CONDITIONS PRECEDENT ..................................... 23

    5.1      Conditions to the Obligations of the Company .......... 23
    5.2      Conditions to the Obligations of the Buyers ........... 23

ARTICLE VI POST CLOSING ............................................ 25

    6.1      Survival of Representations and Warranties ............ 25
    6.2      Directors and Officers' Insurance ..................... 25
    6.3      California Securities Filing .......................... 25

ARTICLE VII MISCELLANEOUS .......................................... 25

    7.1      Notices ............................................... 25
    7.2      Headings; Agreement ................................... 26
    7.3      Publicity ............................................. 26
    7.4      Entire Agreement ...................................... 26
    7.5      Amendment ............................................. 26
    7.6      Assignment ............................................ 26
    7.7      Expenses .............................................. 27
    7.8      Severability .......................................... 27
    7.9      Counterparts .......................................... 27
    7.10     Governing Law ......................................... 27
    7.11     Cumulative Remedies ................................... 27
    7.12     Third Party Beneficiaries ............................. 27
    7.13     Limitation of Liability ............................... 27
    7.14     Arbitration ........................................... 27

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     STOCK PURCHASE AGREEMENT (this "Agreement") dated as of October 2, 2001
                                     ---------
among Fresh Enterprises, Inc., a California corporation (the "Company") and
                                                              -------
those Persons listed on Schedule 1 hereto (collectively, the "Buyers" and
                        ----------                            ------
individually a "Buyer").
                -----

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1  Defined Terms
          -------------

     "Accounts Payable" shall mean accounts payable and accrued liabilities of
      ----------------
the Company and its Subsidiaries, including taxes payable, but excluding the current portion of Funded Debt and deferred revenues.

     "Additional Buyers" shall mean those Buyers that participate in the
      -----------------
Subsequent Closing.

     "Additional Series C Shares" shall have the meaning set forth for such term
      --------------------------
in Section 2.2.

     "Affiliate" shall have the meaning set forth for such term in the
      ---------
Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Without limiting the foregoing, all directors and officers of a Person that is a corporation shall be deemed Affiliates of such Person for all purposes hereunder.

     "Aggregate Series C Purchase Price" shall have the meaning set forth for
      ---------------------------------
such term in Section 2.2.

     "Balance Sheet" shall have the meaning set forth for such term in Section
      -------------
4.9.

     "Benefit Plans" shall have the meaning set forth for such term in Section
      -------------
412.

     "Board" shall mean the board of directors of the Company.
      -----

     "Breach" shall mean, and a breach of a representation, warranty, covenant,
      ------
obligation or other provision of this Agreement or any Transaction Document will be deemed to have occurred if there is or has been, any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision.

     "Buyers" shall have the meaning set forth for such term in the preamble of
      ------
this Agreement.

     "Catterton" shall mean, collectively, Catterton Partners IV, L.P.,
      ---------
Catterton Partners IV Offshore, L.P., Catterton Partners IV Special Purpose, L.P., Catterton Partners IV-A, L.P., Catterton Partners IV-B, L.P. and their respective assigns and Affiliates.

     "CGCL" shall mean the General Corporation Law of the State of California.
      ----

     "Closing" shall have the meaning set forth for such term in Section 2.3.
      -------

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any
      ----
successor law.

     "Commercially Reasonable Efforts" shall mean the efforts that a reasonable
      -------------------------------
Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously and effectively as possible. Notwithstanding the foregoing, an obligation to use Commercially Reasonable Efforts under this Agreement does not require the Person subject to that obligation to make any payments or pay other consideration to third parties from whom Consents are required to be obtained hereunder in exchange for receipt of such Consents; provided, however, that such payments or consideration shall exclude any payments or consideration which are otherwise required to be paid to such parties.

     "Common Stock" shall have the meaning set forth for such term in Section
      ------------
2.2.

     "Company Contracts" shall have the meaning set forth for such term in
      -----------------
Section 4.13.

     "Company Stores" shall have the meaning set forth for such term in Section
      --------------
4.18.

     "Company Taxes" shall have the meaning set forth for such term in Section
      -------------
4.23.

     "Consent" shall mean any approval, consent, ratification, waiver, or other
      -------
authorization (including any Governmental Authorization).

     "Contract" shall mean any agreement, contract, obligation, promise or
      --------
undertaking (whether written or oral and whether express or implied) that is legally binding.

     "Disposed Businesses" shall have the meaning set forth for such term in
      -------------------
Section 4.13.

     "Encumbrance" shall mean any charge, claim, condition, equitable interest,
      -----------
lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, which in each case is not created by or arising under the Stockholders' Agreement.

     "ERISA" shall have the meaning set forth for such term in Section 4.12.
      -----

     "Financial Statements" shall have the meaning set forth for such term in
      --------------------
Section 4.8.

     "Franchise Agreements" shall have the meaning set forth for such term in
      --------------------
Section 4.18.

     "Franchise Laws" shall have the meaning set forth for such term in Section
      --------------
4.18.

     "FTC" shall have the meaning set forth for such term in Section 4.18.
      ---

     "GAAP" shall mean United States generally accepted accounting principles
      ----
and practices.

     "Governmental Authorization" shall mean any approval, Consent, license,
      --------------------------
permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" shall mean any:
      -----------------

     (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

     (d) multi-national organization or body; or

     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     "Hazardous Material" shall have the meaning set forth for such term in
      ------------------
Section 4.24.

     "Initial Buyers" shall mean those Buyers that participate in the Initial
      --------------
Closing.

     "Initial Closing" shall have the meaning set forth for such term in Section
      ---------------
2.3.

     "Initial Closing Date" shall have the meaning set forth for such term in
      --------------------
Section 2.3.

     "Initial Series C Shares" shall have the meaning set forth for such term in
      -----------------------
Section 2.2.

     "Knowledge" shall mean and an individual will be deemed to have "Knowledge"
      ---------
of a particular fact or other matter if such individual is actually aware of such fact or other matter; provided that, such individual shall be required to make a reasonable investigation of the circumstances related thereto, including making due inquiry of other Persons who should be aware of such fact or other matter.

     "Knowledge of the Company" or other similar phrases shall mean and include
      ------------------------
the Knowledge (provided that the Company's duty of inquiry shall be limited to inquiry of officers, directors, employees and agents of the Company) of Louis A. Siracusa, Greg Dollarhyde, and Donald Breen, who are respectively, the Chairman, President and Chief Executive Officer, and Chief Financial Officer of the Company.

     "Leased Property" shall have the meaning set forth for such term in Section
      ---------------
4.15.

     "Leases" shall have the meaning set forth for such term in Section 4.15.
      ------

     "Legal Requirement" shall mean any federal, state, local, municipal or
      -----------------
other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty, including, without limitation, any applicable franchise, building, zoning, health, environmental, sanitation, safety, labor relations, immigration or other law, ordinance or regulation.

     "Liability" shall mean any direct or indirect liability, indebtedness,
      ---------
obligation, commitment, expense, claim, deficiency, deferred income, guaranty or endorsement of or by any Person of any type, whether known, unknown, accrued, absolute, contingent, matured or unmatured.

     "Material Adverse Effect" or "Material Adverse Change" shall mean any
      -----------------------      -----------------------
significant adverse effect or change in the condition (financial or other), business, results of operations, liabilities or operations of any party or on the ability of such party to consummate the Transactions, or any event or condition which would reasonably be expected to, with the passage of time, constitute a "Material Adverse Effect" or "Material Adverse Change"; provided,
              -----------------------      -----------------------   --------
however, that a Material Adverse Change shall not include changes, generally, in
-------
economic conditions or the restaurant industry.

     "Order" shall mean any award, decision, injunction, judgment, order,
      -----
ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

     "Organizational Documents" shall mean (a) the articles or certificate of
      ------------------------
incorporation, all certificates of determination and designation, and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership; (d) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any amendment to any of the foregoing.

     "Person" shall mean any individual, corporation (including any non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

     "Proceeding" shall mean any action, arbitration, audit, hearing,
      ----------
investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Proprietary Rights" shall have the meaning set forth for such term in
      ------------------
Section 4.19.

     "RCRA" shall have the meaning set forth for such term in Section 4.24.
      ----

     "Real Property" shall have the meaning set forth for such term in Section
      -------------
4.24.

     "Registration Rights Agreement" shall mean that certain Registration Rights
      -----------------------------
Agreement between the Company and certain of its shareholders dated November 24, 1998, as amended to date.

     "Representative" shall mean any officer, director, principal, stockholder,
      --------------
partner, attorney, accountant, adviser, agent, employee or other representative.

     "Required Permits" shall have the meaning set forth for such term in
      ----------------
Section 5.24.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the
      --------------
rules and regulations promulgated thereunder or any successor law.

     "Senior Credit Facility" shall mean the Business Loan Agreement, dated
      ----------------------
December 12, 2000, among Fresh Enterprises, Inc. and Baja Fresh Westlake Village, Inc., as Borrower, Triune Corporation, as Guarantor, and Western Financial Bank, as Lender.

     "Series A Shares" shall mean the 2,727,941 shares of Series A Convertible
      ---------------
Preferred Stock of the Company.

     "Series B Shares" shall mean the 2,153,507 shares of Series B Convertible
      ---------------
Preferred Stock of the Company.

     "Series C Shares" shall have the meaning set forth for such term in Section
      ---------------
2.2.

     "Series C Stock" shall have the meaning set forth for such term in Section
      --------------
2.1.

     "Shareholders' Agreement" shall mean that certain Amended and Restated
      -----------------------
Shareholders' Agreement dated as of the date hereof, between the Company and the holders of the capital stock of the Company.

     "Subsequent Closing" shall have the meaning set forth for such term in
      ------------------
Section 2.3.

     "Subsequent Closing Date" shall have the meaning set forth for such term in
      -----------------------
Section 2.3.

     "Subsidiary" shall have the meaning set forth for such term in Section 4.2.
      ----------

     "Threatened" shall describe any claim, Proceeding, dispute, action or other
      ----------
matter if any demand, notice or statement has been received or deemed to be received (orally or in writing) with respect to such claim, Proceeding, dispute, action or other matter.

     "Transaction Documents" shall mean this Agreement, the Shareholders
      ---------------------
Agreement and the Registration Rights Agreement.

     "Transactions" shall mean the transactions contemplated by the Transaction
      ------------
Documents.

                                   ARTICLE II
                  THE AUTHORIZATION AND SALE OF PREFERRED STOCK

     2.1 Authorization of Preferred Stock. Prior to the Initial Closing, the
         --------------------------------
Company will file with the California Secretary of State an Amended and Restated Articles of Incorporation, which, inter alia, sets forth the rights, powers,
                                  ----- ----
preferences, qualifications, limitations and restrictions of the Company's Series C Convertible Preferred Stock ("Series C Stock") in a form and substance
                                       --------------
satisfactory to the Buyers (the "Restated Articles").

     2.2 Purchase of Preferred Stock. Subject to the terms and conditions of
         ---------------------------
this Agreement, the Initial Buyers agree to purchase from the Company and the Company agrees to sell to the Initial Buyers at the Initial Closing, 1,328,794 shares (the "Initial Series C Shares") of Series C Stock of the Company free and
             -----------------------
clear of all Encumbrances. Each of the Initial Buyers shall purchase the Initial Series C Shares listed opposite such Initial Buyer's name on Exhibit B attached
                                                             ---------
hereto. Subject to the terms and conditions of this Agreement, the Additional Buyers agree to purchase from the Company and the Company agrees to sell to the Additional Buyers at the Subsequent Closing, up to 22,611 additional shares (the "Additional Series C Shares") of Series C Stock of the Company free and clear of
 --------------------------
all Encumbrances. Each of the Additional Buyers shall become parties hereto by signing counterpart signature pages, and shall purchase the Additional Series C Shares listed opposite such Additional Buyer's name on the amended Exhibit B which shall be attached hereto on or before the Subsequent Closing. The purchase price for each Initial Series C Share and each Additional Series C Share (collectively, the "Series C Shares") shall be an amount equal to $9.25,
                    ---------------
constituting an aggregate purchase price of up to Twelve Million Five Hundred Thousand Four Hundred Ninety-Six and 25/100's Dollars ($12,500,496.25) (the "Aggregate Series C Purchase Price").
 ---------------------------------

     2.3 Closing. The initial closing of the sale to and purchase by the Initial
         -------
Buyers of the Initial Series C Shares (the "Initial Closing") shall occur at the
                                            ---------------
offices of Pillsbury Winthrop LLP, 725 South Figueroa Street, Los Angeles, California at 10:00 a.m. local time on October 2, 2001 or at such other date, place or time of day as the Initial Buyers and the Company shall agree to in writing (the "Initial Closing Date"). The subsequent closing of the sale to and
              --------------------
purchase by the Additional Buyers of the Additional Series C Shares (the "Subsequent Closing") shall occur at the same place thirty (30) days after the
 ------------------
Initial Closing at 10:00 a.m. local time, or at such earlier date, place or time of day as the Additional Buyers and the Company shall agree to in writing (the "Subsequent Closing Date"). At the Initial Closing and the Subsequent Closing
 -----------------------
(each a "Closing"), (i) the Company shall deliver to each Buyer certificates
         -------
evidencing the Series C Shares being purchased by such Buyer, free and clear of any Encumbrances of any nature whatsoever registered in such Buyer's name, and
(ii) each Buyer shall deliver to the Company the portion of the Purchase Price listed next to such Buyer's name on Exhibit B hereto, by check or wire transfer
                                    ---------
of immediately available funds or, in the case of Gregory Dollarhyde and Donald Breen, by a promissory note in a form acceptable to the Buyers purchasing a majority of the Series C Shares at the Initial Closing.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

     Each Buyer severally represents and warrants to the Company as follows:

     3.1 Authority. Such Buyer has full power and authority to execute and
         ---------
deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by such Buyer of this Agreement and the consummation of the Transactions have been duly authorized by all necessary action on the part of such Buyer. No other action on the part of such Buyer is necessary to authorize the execution and delivery of this Agreement by such Buyer or the performance by such Buyer of its obligations hereunder. Each of the Transaction Documents have been duly executed and delivered by such Buyer and constitutes a legal, valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

     3.2 No Violation. Neither the execution and delivery of the Transaction
         ------------
Documents by such Buyer nor the consummation of the Transactions will (a) violate any provision of any Legal Requirement or Order applicable to such Buyer, (b) require the Consent or any filing with any Person or Governmental Body, except as permitted by Section 500 et seq. of the CGCL, (c) violate,
                                         -- ---
result (with or without notice or the passage of time, or both) in a Breach of, or give rise to the right to terminate, accelerate or cancel any obligation under, or require the payment of any fee, or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of (i) the Organizational Documents of such Buyer, or (ii) any indenture, mortgage, lien, Order, judgment, ordinance, regulation, decree, license, permit or other Contract or instrument to which such Buyer is subject or bound, (d) result in the creation of any Encumbrance upon any property of such Buyer which could have, individually or in the aggregate, a Material Adverse Effect on such Buyer, or (e) with respect to such Buyer, result in a termination, loss or adverse modification of any license, permit, certificate or Contract granted to or otherwise held by such Buyer except (in the case of clauses (a) and (c)(ii)) for such violations, Breaches and defaults which could not have, individually or in the aggregate, a Material Adverse Effect on such Buyer or to interfere in any material way with the consummation of the Transactions.

     3.3 Disclosure of Information. Such Buyer has conducted and shall continue
         -------------------------
to conduct due diligence. Notwithstanding the foregoing, nothing in this Section
3.3 shall, or shall be deemed to, modify, waive, qualify or in any way negate the representations and warranties of the Company set forth herein.

     3.4 Investment Experience. Such Buyer is an investor in securities of
         ---------------------
companies in the development stage, is able to bear the economic risk of this investment, and has such knowledge and experience in financial and business matters that such Buyer is capable of evaluating the merits and risks of the investment in the securities to be purchased hereunder.

     3.5 Accredited Investors. Such Buyer is an "accredited investor" within the
         --------------------
meaning of Rule 501 of Regulation D promulgated under the Securities Act. Such Buyer is purchasing the Series C Shares pursuant to this Agreement for investment for such Buyer's own account and not with a view to, or for resale in connection with, any distribution thereof, within the meaning of Section 2(11) of the Securities Act.

     3.6 Exculpation Among Buyers. Each Buyer acknowledges that in making its
         ------------------------
decision to invest in the Company, it is not relying on any other Buyer or upon any person, firm or company, other than the Company and its officers, employees and/or directors. Each Buyer agrees that no other Buyer, nor the partners, employees, officers or controlling persons of any other Buyer shall be liable for any actions taken by such Buyer, or omitted to be taken by such Buyer, in connection with such investment.

     3.7 Legends. Such Buyer understands that the certificates evidencing the
         -------
securities to be purchased hereunder will bear the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE
                            ---
     SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyers that the following representations and warranties are, as of the date hereof, true and correct; provided, however, that notwithstanding anything to the contrary set forth herein, all Schedules referred to in this Article IV and attached hereto refer only to matters in existence, or occurrences taking place, since April 28, 2000, and any matters in existence or occurrences taking place prior to April 28, 2000 and on or after November 24, 1998 which would otherwise be required to be set forth on a Schedule are incorporated by reference from the Schedules attached to that certain Stock Purchase Agreement dated April 28, 2000 among the Company and the purchasers set forth therein.

     4.1 Corporate Organization. The Company is a corporation duly organized,
         ----------------------
validly existing and in good standing under the laws of the State of California, with all requisite corporate power and authority to own, operate and lease its properties and assets that it now purports to own, operate or lease, to carry on its business as it is now being conducted, and to perform its obligations under the Transaction Documents. Except as set forth on Schedule 4.1(a), the Company
                                                  --------------
is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which either the nature of the activities conducted by it or the ownership, operation or leasing of the properties and assets owned, operated or leased by it requires such qualification and good standing, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Schedule 4.1(b) contains a list of jurisdictions
                               ---------------
in which the Company is qualified to do business.

     4.2 Subsidiaries and Investments. Except as set forth on Schedule 4.2, the
         ----------------------------                         ------------
Company does not own, directly or indirectly, any stock, partnership interest, joint venture interest or other security, investment or interest in any other corporation, partnership, association, joint venture, organization or other entity. Each of the entities set forth in Schedule 4.2 (each a "Subsidiary" and,
                                          ------------          ----------
collectively, the "Subsidiaries") is duly organized, validly existing and in
                   ------------
good standing
under the laws of its organization or existence with all requisite corporate power and authority to own, operate and lease its properties and assets that it now purports to own, operate or lease, to carry on its business as it is now being conducted, and to perform its obligations under the Transaction Documents to which it is a party. Each Subsidiary is duly qualified to do business under the laws of each state or other jurisdiction in which either the nature of the activities conducted by it or the ownership, operation or leasing of the properties and assets owned, operated or leased by it requires such qualification and good standing, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Subsidiary.

     4.3 Capital Stock. As of the date hereof the authorized capital stock of
         -------------
the Company consists and will consist in its entirety of (a) 15,000,000 shares of Common Stock, 1,520,224.50 of which are issued and outstanding, 13,479,775.50 of which are authorized but unissued and none of which is held by the Company as treasury shares, and (b) 15,000,000 shares of preferred stock, 2,727,941 of which are designated as Series A Preferred Stock, 2,727,940 of which shares are issued and outstanding, and 2,153,507 of which are designated as Series B Preferred Stock, 2,153,507 of which shares are issued and outstanding. Immediately following the Closings, the authorized capital stock of the Company will consist in its entirety of (x) 15,000,000 shares of Common Stock, 1,520,224.50 of which will be issued and outstanding, and (y) 15,000,000 shares of preferred stock, 2,727,941 of which are designated as Series A Preferred Stock, 2,727,940 of which shares will be issued and outstanding, 2,153,507 of which are designated as Series B Preferred Stock, 2,153,507 of which shares will be issued and outstanding, and 1,351,405 of which are designated as Series C Stock, 1,328,794 of which shares will be issued and outstanding after the Initial Closing and up to 22,611 more of which will be outstanding after the Subsequent Closing. No other class or series of preferred stock has been authorized by the Company. All of the outstanding shares of capital stock of the Company and its Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding shares of capital stock of the Company and its Subsidiaries were issued in compliance with the Securities Act and all Legal Requirements. Other than as set forth on Schedule
                                                                      --------
4.3, there are no Contracts with respect to the voting, issuance, redemption,
---
repurchase, acquisition, sale or transfer of the capital stock or other securities of the Company, or any securities convertible into or exchangeable for shares of capital stock or other securities of the Company to which the Company is a party. Except as set forth on Schedule 4.3, the Company has not
                                           ------------
granted any preemptive rights, registration rights, subscriptions, calls, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company, or any securities convertible into or exchangeable for shares of such capital stock or other securities of the Company, and there are no statutory obligations of the Company to repurchase, redeem or otherwise acquire or sell, issue or otherwise transfer any shares of such capital stock. Schedule 4.3 sets forth the record ownership of Common
                    ------------
Stock, including the identity of each shareholder of the Company and the number of shares of Common Stock held by such shareholder.

     4.4 Issuance of Shares. The Series C Shares to be issued at each Closing
         ------------------
will have been duly authorized, validly issued, fully paid and non-assessable and will be free and clear of all Encumbrances.

     4.5 Authority. The Company has full corporate power and authority to
         ---------
execute and deliver the Transaction Documents and to perform its obligations under such Transaction Documents. The execution, delivery and performance of the Transaction Documents and the consummation of the Transactions have been duly authorized by the Board, and no other corporate proceedings on the part of the Company, its Subsidiaries or their shareholders are necessary to authorize the execution and delivery by the Company of the Transaction Documents or to consummate the Transactions, except those which have already been obtained. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a Proceeding in equity or at law). Each of the other Transaction Documents to be executed by the Company will be duly executed and delivered by the Company on or prior to each Closing Date and, upon such execution and delivery (assuming due execution and delivery by the other party or parties thereto), will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except where such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a Proceeding in equity or at law). The holders of the capital stock of the Company will have the rights, preferences and privileges set forth in the Company's Organizational Documents.

     4.6 No Violation. Neither the execution and delivery of this Agreement and
         ------------
the other Transaction Documents by the Company nor the consummation of the Transactions will (a) violate any provision of any Legal Requirement or Order applicable to the Company or any Subsidiary, (b) require the Consent of or any filing with any Person or Governmental Body, except (i) as permitted by Section 500 et seq. of the CGCL, (ii) those that have been received or made prior to the
    -- ---
date hereof or (iii) the filing of a Form D with the Securities and Exchange Commission, a notice of transaction under Section 25102(f) with the California Secretary of State and necessary notices under applicable blue sky laws and regulations, (c) violate, result (with or without notice or the passage of time, or both) in a Breach of, or give rise to the right to terminate, accelerate or cancel any obligation under, or require the payment of any fee, or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of (i) the Organizational Documents of the Company or any Subsidiary, or (ii) any indenture, mortgage, lien, lease, Order, judgment, ordinance, regulation, decree, license, permit, franchise or other Contract or instrument to which the Company or any Subsidiary is subject or bound, (d) result in the creation of any Encumbrance upon any property of the Company or any Subsidiary which would have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, or (e) except as set forth on Schedule 4.6, result in a termination, loss or adverse
                       ------------
modification of any license, permit, certificate, franchise or Contract granted to or otherwise held by the Company or any Subsidiary, except (in the case of clauses (a), (b), (c)(ii) and (e)) for such terminations, losses, Breaches, accelerations, cancellations or modifications which would not have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or interfere in any material way with the consummation of the Transactions.

     4.7 Litigation. Except as set forth on Schedule 4.7, there is no Proceeding
         ----------                         ------------
pending or, to the Knowledge of the Company, Threatened against the Company or any Subsidiaries or any of their respective assets or property before any court or Governmental Body or arbitrator, which would have, individually or in the aggregate, a Material Adverse Effect, nor, to the Knowledge of the Company, is there any basis for any of the foregoing. There is no Proceeding pending or, to the Knowledge of the Company, Threatened, against the Company or any Subsidiaries challenging the validity, timing or propriety of the Transactions. None of the Company or any Subsidiaries or any of their assets or property is subject to any Order, judgment, injunction or decree, which would have, individually or in the aggregate, a Material Adverse Effect on the Company or any Subsidiary.

     4.8 Financial Statements. True and complete copies of the Company's audited
         --------------------
consolidated financial statements for the fiscal years 1999 and 2000, together with the report thereon of the Company's independent certified public accountants, and the Company's unaudited consolidated financial statements for the eight (8) periods ended August 13, 2001 (collectively, the "Financial
                                                                ---------
Statements") are set forth in Schedule 4.8. The Financial Statements were
----------                    ------------
prepared in accordance with GAAP, reflect all normal and customary year-end audit adjustments and present, fairly and accurately, the financial position, results of operations, income, expenses, assets, liabilities, changes in shareholders' equity and cash flows of the Company and its Subsidiaries as of the respective dates and for the periods indicated. The Financial Statements are prepared in accordance with the books and records of the Company and its Subsidiaries. At the respective dates of the Financial Statements, there were no Liabilities, commitments or obligations (absolute, accrued, contingent or otherwise) of the Company or any Subsidiary, which in accordance with GAAP should have been shown or reflected in such Financial Statements or the notes thereto which were not so reflected (it being acknowledged and understood that footnote disclosure is not required with respect to interim financial statements).

     4.9 No Undisclosed Liabilities. Except as set forth in Schedule 4.9,
         --------------------------                         ------------
neither the Company nor any Subsidiary has any Liabilities or obligations of any nature (whether known or unknown, with or without the passage of time, and whether absolute, accrued, contingent or otherwise) except for Liabilities or obligations reflected or reserved against in the audited consolidated balance sheet of the Company and its Subsidiaries as of January 1, 2001 (the "Balance
                                                                      -------
Sheet Date") and Liabilities incurred in the ordinary course of business since
----------
such date.

     4.10 Absence of Certain Changes or Events. Except as set forth in Schedule
          ------------------------------------                         --------
4.10, since the Balance Sheet Date, the Company and its Subsidiaries have
----
conducted their business in the ordinary course of business consistent with past practice and there has not been any:

          (a) Material Adverse Change in the financial condition, properties assets, liabilities, business, operations or results of operations of the Company or any Subsidiary;

          (b) material addition to or modification of employee benefits plans, arrangements or practices;

          (c) sale, assignment or transfer of any of the material assets of the Company or any Subsidiary, other than in the ordinary course of business, consistent with past practice;

          (d) cancellation of any indebtedness owed to the Company or any Subsidiary in an aggregate amount greater than $50,000, or waiver of any rights of similar value to the Company or any Subsidiary relating to any of its business activities or properties, other than in the ordinary course of business;

          (e) amendment, cancellation or termination of any Contract, license or other instrument material to the Company or any Subsidiary;

          (f) failure to repay any material obligation of the Company or any Subsidiary when due;

          (g) change in accounting methods, principles or practices by the Company or any Subsidiary materially affecting its assets, Liabilities, results of operations or business;

          (h) material revaluation by the Company or any Subsidiary of any of its assets, including without limitation, any material write-offs, material increases in any reserves or any write-up of the value of inventory, property, plant, equipment or any other asset;

          (i) material damage, destruction or loss (whether or not covered by insurance) affecting any store or office maintained by the Company or any Subsidiary or any other material asset of the Company or any Subsidiary and resulting in a loss in excess of $50,000;

          (j) mortgage, pledge or other Encumbrance of any assets of the Company or any Subsidiary, material singly or in the aggregate;

          (k) declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) with respect to the capital stock or other equity securities of the Company or any Subsidiary or any redemption, purchase or other acquisition of any of the securities of the Company or any Subsidiary, or any other payment to any shareholder of the Company or any Subsidiary in its capacity as a shareholder;

          (l) issuance by the Company or any Subsidiary of, or commitment by it to issue, any capital stock or other equity securities or obligations or any securities convertible into or exchangeable or exercisable for capital stock or other equity interests;

          (m) indebtedness for borrowed money incurred by the Company or any Subsidiary or any commitment to incur indebtedness for borrowed money entered into by the Company or any Subsidiary, or any loans made or agreed to be made by the Company or any Subsidiary other than as set forth on
     Schedule 4.10;
     -------------

          (n) incurrence of other Liabilities involving $100,000 or more, except in the ordinary course of business, or any increase or change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves;

          (o) payment, discharge or satisfaction of any Liabilities other than the payment, discharge or satisfaction (i) in the ordinary course of business, consistent with past practice, of Liabilities reserved against in the Financial Statements or of Liabilities incurred in the ordinary course, consistent with past practice or (2) of other Liabilities involving $50,000 or less individually and $100,000 or less in the aggregate;

          (p) increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee or any severance or termination pay, except for increases as required by law;

          (q) granting of any bonus, incentive compensation, service award or other like benefit to any officer or employee except in accordance with plans or arrangements disclosed on Schedule 4.10; or
                                        -------------

          (r) agreement, whether oral or written, by the Company or any Subsidiary to do any of the foregoing;

except as expressly required by this Agreement or any Transaction Document.
------

     4.11 Insurance. Schedule 4.11 contains a list of all policies of insurance,
          ---------  -------------
surety bonds and letters of credit maintained by the Company or any Subsidiary (showing as to each policy or binder, the carrier, coverage limits, expiration dates, annual premiums, summary of loss experience since April 28, 2000, any claim exceeding $50,000 and a general description of the type of coverage provided), which list is true, complete and accurate in all material respects as of the date hereof. To the best of the Company's Knowledge, the Company and each of its Subsidiaries have paid all premiums due and are not otherwise in default with respect to their respective obligations under any such policies. All of such policies are sufficient for (i) compliance with all Legal Requirements and Contracts, leases and other agreements to which the Company or any Subsidiary is a party and (ii) all risks normally insured against by a Person conducting the same business as the business conducted by the Company and its Subsidiaries, except, in each case, where any such insufficiencies would not have, individually or in the aggregate, a Material Adverse Effect on the Company or such Subsidiary. Neither the Company nor any Subsidiary has failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion except for such failure as would not have, individually or in the aggregate, a Material Adverse Effect on the Company or such Subsidiary.

     4.12 Employee Benefits. For purposes of this Section 4.12, the term
          -----------------
"Company" shall include any Person that, together with the Company as of any relevant measuring date under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") was or is required to be treated as a single employer
                   -----
under Code Section 414. The Company does not sponsor or contribute to any employee benefit plan subject to ERISA, other than as identified on Schedule
                                                                    --------
4.12 hereto. None of the employee benefit plans listed on Schedule 4.12 have any
----                                                      -------------
accumulated funding deficiency within the meaning of ERISA or any liability to the Pension Benefit Guaranty Corporation, or any successor thereof ("PBGC")
                                                                     ----
established under ERISA in connection with any employee benefit plan (or other class of benefit which the PBGC has elected to insure) other than an obligation to tender premium payments to the PBGC; to the Company's

Knowledge there have been no "reportable events" or "prohibited transactions" with respect to any such plan, as those terms are defined in Section 4043 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, respectively; and the Company is otherwise in full compliance with the provisions of ERISA.

     4.13 Material Contracts and Other Agreements. Schedule 4.13 discloses, as
          ---------------------------------------  -------------
of the date hereof, whether written or oral, together with all amendments and modifications thereto, (a) obligations (contingent or otherwise) of, or payments to, the Company or any of its subsidiaries in excess of $50,000 which are not cancelable by the Company on less than thirty (30) days' notice, and excluding inventory purchase orders, (b) any agreement relating to the Proprietary Rights,
(c) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distribution and sales representative agreements, (d) all joint venture or partnership agreements to which the Company or any Subsidiary is a party or bound, (e) all area development agreements, letters of commitment and franchise agreements to which the Company or any Subsidiary is a party or bound and, (f) each collective bargaining agreement or other Contract to or with any labor union or other employee representative of a group of employees. The foregoing are hereinafter referred to as the "Company Contracts." With respect to each
                                    -----------------
Company Contract, (1) such Contract is valid, binding and enforceable against the Company or a Subsidiary and, to the Company's Knowledge, each other party thereto in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a Proceeding in equity or at law); (2) neither the Company nor any Subsidiary, nor, to the Company's Knowledge, any other party to such Contract is in material Breach thereof or material default thereunder; (3) to the Knowledge of the Company, there does not exist any event that, with the giving of notice or the lapse of time or both, would, constitute a material Breach of or a material default under such Contract, and neither the Company nor any Subsidiary has received or given notice of any such Breach, default or event; and (4) there have been no waivers or releases of any of the Company's or any Subsidiaries' material rights or remedies under any of the Contracts.

     4.14 Suppliers. The Company and each of its Subsidiaries has a good
          ---------
business relationship with each of its suppliers. None of the Company's or its Subsidiaries' suppliers has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Company or any Subsidiary or, since the Balance Sheet Date, decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to the Company or any Subsidiary except to the extent such cancellation, decrease, termination or limitation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or any Subsidiary.

     4.15 Leased Property. Neither the Company nor any Subsidiary owns or, since
          ---------------
their respective inceptions, has owned, any real property or any interest in any real property, other than leasehold interests. For purpose of this Agreement, "Leased Property" shall mean all real property leased or otherwise operated or
 ---------------
occupied (other than as an owner) in whole or in part by the Company or any Subsidiary. Schedule 4.15 sets forth a list of (a) all leases and subleases
            -------------
under which the Company or any Subsidiary is the lessor, lessee, operator or occupant of any real property, and (b) all material options granted by or to the Company or any Subsidiary or any contractual obligations on the part of the Company or any Subsidiary to purchase, acquire, sell or dispose of any interest in real property. The Company and its Subsidiaries have good and valid leasehold title to all Leased Property, free and clear of all Encumbrances other than Encumbrances created by the Leases or the Senior Credit Facility. Each lease, sublease or other agreement (collectively, the "Leases") set forth on Schedule 4.15 (or required to be set
                    ------                -------------
forth on Schedule 4.15) is in full force and effect; all rents and additional
         -------------
rents due to date on each such Lease have been paid in full; and, to the Company's Knowledge, except as set forth on Schedule 4.15, the Company's and the
                                            -------------
Subsidiaries' lessors are not in default thereunder in any material respect and except as set forth on Schedule 4.15, there exists no event of default or event,
                       -------------
occurrence, condition or act (including the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition not within the control of the Company or a Subsidiary, would become a material default under such Lease, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or any Subsidiary. The Company and its Subsidiaries have not violated any of the terms or conditions under any such Lease in any material respect.

     4.16 Condition and Sufficiency of Assets. The plant, offices, structures,
          -----------------------------------
and equipment of the Company whether constituting the Company Stores or otherwise are in good condition and repair in the ordinary course of business and are reasonably fit and suitable for the purposes for which they are being used and conform in all respects with all applicable Legal Requirements, except to the extent such noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     4.17 Compliance with Laws. Except as set forth on Schedule 4.17, (i) the
          --------------------                         -------------
Company and its Subsidiaries are in compliance with each Legal Requirement applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, including, without limitation, any applicable franchise, building, zoning, health, environmental, sanitation, safety, labor relations, immigration or other law, ordinance or regulation except to the extent such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or any Subsidiary;
(ii) no event has occurred or circumstance exists that may result in a violation of, or failure on the part of the Company or any Subsidiary to comply with, any Legal Requirement or give rise to any obligation of the Company or any Subsidiary to undertake, or bear all or any portion of the cost of, any remedial action of any nature except to the extent such event or circumstance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or any Subsidiary; and (iii) neither the Company nor any Subsidiary has received any notice regarding the foregoing.

     4.18 Licenses and Permits; Franchise Matters.
          ---------------------------------------

          (a) Licenses and Permits. Except as set forth on Schedule 4.18(a) and
              --------------------                         ----------------
     Schedule 4.18(d), the Company and each Subsidiary has all governmental or regulatory licenses, permits and Governmental Authorizations (all of which are in full force and effect) necessary to conduct its business as it is now being conducted, except for such governmental or regulatory licenses, permits and Governmental Authorizations the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company or such Subsidiary, and none of such governmental or regulatory licenses, permits and Governmental Authorizations will be impaired as a result of the Transactions, except for such impairments which would not have, individually or in the aggregate, a Material Adverse Effect on the Company or such Subsidiary. Except as set forth on Schedule 4.18(a) and
                                                        ----------------
     Schedule 4.18(d), the Company and each of its Subsidiaries is, and at all
     ----------------
     times since November 24, 1998 has been, in full compliance with all of the terms and requirements of each Governmental Authorization held by it except to the extent that such noncompliance would not reasonably be expected to lead to the loss or revocation of such Governmental Authorization or to result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Neither the Company nor any Subsidiary has received any notice to the effect that, (i) any actual or potential withdrawal, suspension, cancellation or modification to any Governmental Authorization of the Company or a Subsidiary is Threatened or (ii) it is not in compliance with, or it is in violation of, any such governmental or regulatory licenses, permits and Governmental Authorizations in a manner that would have, individually or in the aggregate, a Material Adverse Effect, and there are not currently existing circumstances that are likely to result in a failure of the Company or any Subsidiary to comply with, or in a violation by the Company or any Subsidiary of, any such governmental or regulatory licenses, permits or Governmental Authorizations that would have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

          (b) Franchise and Area Development Agreements. Schedule 4.18(b)
              -----------------------------------------  ----------------
     accurately identifies all franchise agreements and area development agreements (the "Franchise Agreements") in effect on September 15, 2001, by
                      --------------------
     name of franchisee, date of agreement, expiration date, location of store, and exclusive territory, and since November 24, 1998, no other current Contracts, agreements or understandings exist, whether oral or written, between the Company or any Subsidiary and any third party granting the right, or any option or right of first refusal, to operate a restaurant business under the name "Baja Fresh" or any related marks. Except as set forth in Schedule 4.18(b) and Schedule 4.18(d), the Franchise Agreements
              ----------------     ----------------
     listed on Schedule 4.18(b) represent the complete terms and provisions of
               ----------------
     all current agreements with franchisees, and no written or, to the Knowledge of the Company, oral modifications of or supplements to those written agreements have been entered into since November 24, 1998. Except as set forth in Schedule 4.18(b) and Schedule 4.18(d), each of the
                     ----------------     ----------------
     Franchise Agreements is in full force and effect and is enforceable against the Company and the franchisee party to such Franchise Agreement in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a Proceeding in equity or at law) and no notices of or demands for rescission or early termination have been delivered thereunder by any party. Except as set forth in
     Schedule 4.18(b) and Schedule 4.18(d), there are no material Breaches by
     ----------------     ----------------
     the Company, any Subsidiary or to the Knowledge of the Company any franchisee of any of the Franchise Agreements, which Breaches remain uncured. Each franchisee is no more than 30 days past due in its financial obligations to the Company and its Subsidiaries, including without limitation, payments due for royalties and product purchases, except as set forth in Schedule 4.18(b) and Schedule 4.18(d). Except as set forth in
              ----------------     ----------------
     Schedule 4.18(b) and Schedule 4.18(d), there are no assertions or claims,
     ----------------     ----------------
     whether
     oral or in writing, or, as of the date hereof or as of the Closing Date, to the Knowledge of the Company, any basis for any claims by any franchisee of material Breaches of any of the Franchise Agreements by the Company or any Subsidiary which remain uncured. Except as set forth in Schedule 4.18(b)
                                                             ----------------
     and Schedule 4.18(d), to the Knowledge of the Company there is no basis for
         ----------------
     any demand by any franchisee for rescission of any Franchise Agreement no franchisee is entitled to any credit, set off or reduction in any payment required to be made pursuant to the terms of any Franchise Agreement, or in any other payment(s) owed to the Company or any Subsidiary, and no event has occurred which would give any franchisee a defense to its obligation to pay fees, or to perform its other obligations under its Franchise Agreement, and no franchisee has any claims, counterclaims or offsets against the Company or any Subsidiary. The Transactions do not require the prior Consent of or notice to any franchisee, or grant any franchisee the right to terminate any Franchise Agreement. There are no contractual limitations or prohibitions upon the Company or any Subsidiary from operating "Baja Fresh Mexican Grill" restaurants or selling franchises in any city, state, territory or country except as expressly set forth in the Franchise Agreements. Schedule 4.18(b) also separately lists by location
                           ----------------
     all restaurants owned or leased by the Company, any Subsidiary, or any Affiliate thereof (the "Company Stores") indicating which of the Company
                             --------------
     Stores are open and operating as of the Closing Date. Schedule 4.18(b) also
                                                           ----------------
     lists all stores other than Company Stores that are currently open and operating as of the Closing Date.

          (c) Franchise Law Compliance. Schedule 4.18(c) accurately sets forth
              ------------------------  ----------------
     each state in which the Company and its Subsidiaries are currently registered or with whom the Company or any Subsidiary has filed for an exemption from registration to sell franchises, the effective date and expiration date of each such registration. Neither the Company nor any of its Subsidiaries has voluntarily or involuntarily ceased to be registered to sell franchises in any state and the Company has no Knowledge of any fact or circumstance which would preclude or inhibit the Company or any Subsidiary from filing and receiving approval of an application to offer and sell franchises in any state in which the Company or such Subsidiary is not presently registered to do so. Except as disclosed in that certain Notice of Violation filed with and approved in form by the California Department of Corporations in December 1996, except as set forth on
     Schedule 4.18(c) neither the Company nor any Subsidiary has committed any
     ----------------
     material violation of any Legal Requirement of the Federal Trade Commission ("FTC") or of any state relating to the offer, sale, assignment, renewal,
       ---
     termination or rights of succession, of franchises, business opportunities and seller assisted marketing plans ("Franchise Laws"). Except as set forth
                                           --------------
     on Schedule 4.18(c), there is no pending, unresolved claim or assertion of
        ----------------
     any violation by the Company or any Subsidiary of any Franchise Laws, neither the Company nor any Subsidiary has received notice from any Governmental Body or private party alleging any such violation, and neither the Company nor any Subsidiary has any Knowledge of any basis for any such claim of violation. Except as set forth on Schedule 4.18(c), there
                                                ----------------
     currently exist no escrow or impound conditions or requirements imposed upon the sale of franchises by the Company or any Subsidiary in any jurisdiction. Except as set forth on Schedule 4.18(c), there are no pending
                                          ----------------
     or currently effective stop orders, administrative Proceedings, notices of investigation, injunctions, Orders or restitution, rescission notices, or other orders, actions or decrees by any state or federal agency, or by any state or federal court, whether civil or criminal, against the Company or any Subsidiary. There is currently no litigation or arbitration between the Company or any Subsidiary and any franchisee or ex-franchisee thereof.

     4.19 Intellectual Property.
          ---------------------

          (a) Trademarks. The Company and its Subsidiaries own all trademarks,
              ----------
     service marks, copyrights, and trade dress (collectively, "Proprietary
                                                                -----------
     Rights") which are used in the business of the Company and its Subsidiaries
     ------
     or that of its franchisees, including without limitation, the "Baja Fresh" and "Baja Fresh Mexican Grill" service mark. None of the Company and its Subsidiaries has, and prior to the Closing shall not have, sold, assigned, transferred, conveyed, or otherwise disposed of or agreed to sell, assign, transfer, convey, or otherwise dispose of any of the Proprietary Rights, except for licenses granted to franchisees pursuant to the Franchise Agreements, for fair consideration in the ordinary course of business consistent with prior practices. Except as set forth on Schedule 4.19 to
                                                             -------------
     the Company's Knowledge, there have been no Threatened to be filed oppositions to or requests for cancellation of any of the registrations or applications. The Company has promptly taken and will promptly take appropriate action to protect its Proprietary Rights when it becomes aware of uses by third parties of any Proprietary Rights which infringe any of the Proprietary Rights. Except as set forth in Schedule 4.19, no claims
                                                    -------------
     have been asserted or, to the Knowledge of the Company, Threatened against the Company or any Subsidiary by any third party alleging that any of the Proprietary Rights infringe any rights or marks held by such third party, or asserting palming-off, dilution or unfair competition, unjust enrichment, or similar claims, and the Company has no Knowledge of any basis for any such claim. None of the Proprietary Rights will cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the Transactions.

          (b) Franchise Trade Secrets. The Company or a Subsidiary owns all
              -----------------------
     trade secrets which are used in the business of the Company and its Subsidiaries, and has not and prior to Closing shall not have sold, assigned, transferred, conveyed, or otherwise disposed of or agreed to sell, assign, transfer, convey, or otherwise dispose of any of the trade secrets, except for licenses granted to franchisees pursuant to the Franchise Agreements, for fair consideration in the ordinary course of business consistent with prior practices. All reasonable precautions have been taken and will be taken prior to Closing, by the Company to protect such trade secrets from usage by or disclosure to any unauthorized Person.

     4.20 Title to Assets. The Company and each of its Subsidiaries owns or
          ---------------
leases all tangible personal property necessary for the conduct of its business as presently conducted. Each such asset has been maintained in accordance with ordinary industry practice, is in good operating condition and is usable in the ordinary course of business, other than where any such failures individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. The Company and each of its Subsidiaries have good and valid leasehold title to all leased tangible personal property leased by them from third parties, free and clear of all liens, security interests and other Encumbrances except for such imperfections of title which individually or in the aggregate would not reasonably be expected to cause a Material Adverse Effect on the Company or such Subsidiary and except for Encumbrances arising under documents listed on Schedule 4.20.

     4.21 Inventory. The value at which the inventory of the Company is carried
          ---------
on the Company's Balance Sheet (attached hereto as part of Schedule 4.8)
                                                           -------------
reflects the customary inventory valuation policy of the Company and is in accordance with GAAP consistently applied. The current inventory of the Company and its Subsidiaries consists of items of a quantity and quality which are usable and saleable in the ordinary course of business except to the extent deviations in such quality or quantity could not have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     4.22 Accounts and Notes Receivable. With the exception of the accounts
          -----------------------------
receivable included on Schedule 4.22, all accounts receivable of the Company are
                       -------------
collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts, which reserves are adequate and were calculated consistent with past practices. There are no refunds, rebates, discounts or other adjustments payable with respect to accounts receivables except in the ordinary course of business consistent with past practices.

     4.23 Taxes.
          -----

          (a) Subject to subsection (b) hereof and except as set forth in
     Schedule 4.23, since November 24, 1998:
     -------------

               (i) The Company and each Subsidiary has paid all federal, state, local and foreign income, alternative, add-on, gross receipts, franchise, payroll, F.I.C.A., unemployment, withholding, real property, personal property, admissions, gains, replacement, sales, use, excise, payroll, disability and other taxes imposed on the Company or such Subsidiary or with respect to any of its properties, or otherwise payable by it, including interest, penalties and other additions, if any, in respect thereof (collectively, "Company Taxes"),
                                                                -------------
          which were due and payable on or prior to each Closing Date.

               (ii) Without limiting the foregoing representations in any way,
          (i) the Company and each Subsidiary has collected all sales, use and value added taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Bodies and has furnished properly completed exemption certificates for all exempt transactions and (ii) the Company and each Subsidiary has properly withheld income and social security or other similar taxes and paid payroll taxes with respect to all Persons properly characterized as employees for federal, state or local tax purposes.

               (iii) The Company and each Subsidiary has timely filed all returns, reports and other filings related to Company Taxes which it is required to file and has paid all the amounts shown to be due thereon. All such returns, reports and filings are true and correct and complete. Neither the Company nor any Subsidiary is required to file returns, reports or filings in any state or local or foreign jurisdiction for any tax period except in those state, local or foreign jurisdictions in which it has filed.

               (iv) No audit, examination, action or Proceeding is pending or, to the Knowledge of the Company, Threatened by any Governmental Body with respect to the possible assessment or collection from the Company or any Subsidiary of any Company Taxes, no unresolved claim for assessment or collection of any Company Taxes has been asserted against the Company or any Subsidiary, and all resolved assessments of Company Taxes have been paid.

               (v) There are no liens for Company Taxes (other than for current Company Taxes not yet due and payable) upon the assets of the Company or any Subsidiary.

               (vi) Neither the Company nor any Subsidiary is a party to or bound by any tax sharing, tax indemnity or tax allocation agreement or other similar arrangement.

               (vii) Neither the Company nor any Subsidiary has taken any action that would require an adjustment pursuant to Section 481 of the Code by reason of a change in accounting method or otherwise.

               (viii) Neither the Company nor any Subsidiary has filed a consent under Section 341(f)(1) of the Code or agreed to have the provisions of Section 341(f)(2) of the Code apply to any disposition of "subsection (f) assets" as such term is defined in Section 341(f)(4) of the Code.

               (ix) Neither the Company nor any Subsidiary has made any payments, is obligated to make any payments or is a party to any agreement or agreements that, individually or collectively, provide for the payment by the Company of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

               (x) Neither the Company nor any Subsidiary has agreed to any extension of any applicable statute of limitations for the imposition of any Company Tax.

               (xi) Neither the Company nor any Subsidiary is an "S corporation" within the meaning of Section 1361(a) of the Code.

          (b) All representations in Section 4.23(a) hereof, with respect to state and local Company Taxes are true and correct except to the extent any exceptions to the truth or correctness of such representations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or any Subsidiary.

          (c) All Company Taxes and related fees shall be accrued for in the Balance Sheet and the Pre-Closing Financial Statements.

     4.24 Environmental Laws and Regulations.
          ----------------------------------

          (a) For the purposes of this section, the following words and phrases shall have the following meanings:

          "Environmental Condition" means any condition relating to the
           -----------------------
presence, release, threat of release, transportation, disposal, storage or treatment of Hazardous Materials in, at, on, under or about (i) the Real Property (as defined below), or (ii) the environment beyond the Real Property, which Hazardous Materials migrated, emanated or originated from the Real Property.

          "Environmental Law" means any environmental or health and
           -----------------
safety-related law, policy, regulation, rule, requirement, statute, ordinance, common law decision, Order or determination of any Governmental Body or judicial authority at the federal, state, or local level, whether existing as of the date hereof, previously enforced or subsequently enacted.

          "Hazardous Material" means any pollutant, contaminant, toxic
           ------------------
substance, hazardous waste, hazardous material, hazardous substance, petroleum or petroleum product, asbestos, polychlorinated biphenyls, underground storage tanks and the contents thereof including, without limitation, any such materials defined in or regulated pursuant to any Environmental Law.

          "Real Property" means any real property or "facility" (as defined in
           -------------
the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq. ("RCRA"))
                                                               -- ---    ----
currently or formerly owned, operated, leased or occupied by the Company.

          (b) Except as set forth on Schedule 4.24(b), the Company and its
                                     ----------------
     Subsidiaries have no Liability under, and are in compliance with, all Environmental Laws applicable to the Company's and such Subsidiaries' respective businesses, the Real Property and any facilities and operations thereon, except for such Liabilities and except for such noncompliance which would not have, individually or in the aggregate, a Material Adverse Effect on the Company or any Subsidiary. Except as set forth on Schedule
                                                                     --------
     4.24(b), (i) to the Knowledge of the Company, each Real Property is in
     -------
     compliance with all Environmental Laws, except where the failure to so comply would not have, individually or in the aggregate, a Material Adverse Effect on the Company or any Subsidiary and (ii) to the Knowledge of the Company, there are no Hazardous Materials located in, under or about any Real Property, except for such Hazardous Materials which individually or in the aggregate would not have a Material Adverse Effect on the Company or any Subsidiary.

          (c) (i) Neither the Company nor any Subsidiary has caused an Environmental Condition that could, individually or in the aggregate, have a Material Adverse Effect on the Company or such Subsidiary and (ii) to the Company's Knowledge, there are no Environmental Conditions that could, individually or in the aggregate, have a Material Adverse Effect on the Company or any Subsidiary.

     4.25 Board of Directors Approval. The Board has unanimously approved the
          ---------------------------
Transactions and has unanimously determined that such Transactions are fair to and in the best interests of the Company and its shareholders. Such actions of the Board remain in full force and effect.

     4.26 No Agreements to Sell the Company. Except as contemplated by this
          ---------------------------------
Agreement and pursuant to stock options and warrants relating to the purchase of up to 691,206.5 and 142,500 shares of common stock of the company, respectively, the Company does not have any legal obligation, absolute or contingent, to any other Person to sell any capital stock or material assets or businesses of the Company or any Subsidiary or to effect any merger, consolidation, liquidation, dissolution, recapitalization or other reorganization of the Company or to enter into any agreement with respect thereto.

     4.27 Related Party Transactions. Except as set forth on Schedule 4.27, no
          --------------------------                         -------------
employee, officer, or director of the Company or any Subsidiary or, to the Knowledge of the Company, no Affiliate of any such Person, and no member of such Person's immediate family has engaged in any transaction with or entered into any Contract with, the Company or any Subsidiary. Except as set forth on
Schedule 4.27, no officer or director of the Company or any Subsidiary or, to
-------------
the Knowledge of the Company, no Affiliate of any such Person, and no member of such Person's immediate family has had any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the businesses of the Company or any Subsidiary. Except as set forth on Schedule 4.27, no officer, or employee-director of the Company or any
         -------------
Subsidiary or, to the Knowledge of the Company, no Affiliate of any such Person, and no member of such Person's immediate family has owned (of record or as a beneficial owner), an equity interest or any other financial or profit interest in, a Person that has engaged in competition with the Company or any Subsidiary with respect to any line of the products or services of the Company or such Subsidiary in any market presently served by the Company or such Subsidiary excluding interests in publicly traded companies of less than 1% of the outstanding equity of such company.

     4.28 No Finders or Brokers. The Company has not incurred any obligation or
          ---------------------
liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or any of the Transactions.

     4.29 Labor Matters
          -------------

          (a) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement or other Contracts with labor unions. The Company and each Subsidiary has complied in all respects with all Legal Requirements, Orders or Contracts affecting employment, nondiscrimination, immigration, collective bargaining, equal opportunity employment, the payment of social security and similar taxes, occupational safety and health or employees' benefits, health, safety, welfare, wages and hours, except where the default or violation of such Legal Requirements, Orders or Contracts could not have, individually or in the aggregate, a Material Adverse Effect on the Company or any Subsidiary.

          (b) Except as could not have, individually or in the aggregate, a Material Adverse Effect on the Company or any Subsidiary: (i) there are no labor disputes pending or existing, or to the Company's Knowledge, Threatened, involving strikes, slow-downs, picketing, work stoppages, employee grievance processes, job actions or lockouts of any employees of the Company, (ii) there are no Proceedings against or affecting the Company or any Subsidiary relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge, petition or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, and (iii) no demand for recognition heretofore made by any labor organization is pending with respect to the Company or any Subsidiary. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute.

     4.30 Full Disclosure. No representation or warranty by the Company
          ---------------
contained in this Agreement or any Transaction Document, and no statement contained in the Schedules hereto, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company, which the Company has not disclosed to the Buyers in writing, which has a Material Adverse Effect on the Company or any Subsidiary or insofar as the Company can reasonably foresee, will have a Material Adverse Effect on the Company or any Subsidiary.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

     5.1 Conditions to the Obligations of the Company. The obligations of the
         --------------------------------------------
Company to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to each Closing Date of the following additional conditions:

          (a) Buyer's Performance of Obligations. The Buyers participating in a
              ----------------------------------
     Closing shall have performed in all respects their obligations under this Agreement required to be performed by them on or prior to such Closing Date pursuant to the terms hereof.

          (b) Accuracy of Representations and Warranties. The representations
              ------------------------------------------
     and warranties of the Buyers participating in a Closing contained in this Agreement shall be true and correct in all respects at and as of such Closing Date as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date.

          (c) Authorization by the Buyers. Where applicable, all actions
              ---------------------------
     necessary to authorize the execution, delivery and performance of this Agreement by the Buyers, and the consummation of the transactions contemplated herein, shall have been duly and validly taken.

     5.2 Conditions to the Obligations of the Buyers. The obligations of the
         -------------------------------------------
Buyers participating in a Closing to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to such Closing Date of the following additional conditions:

          (a) The Company's Performance of Obligations. The Company shall have
              ----------------------------------------
     performed in all respects its obligations under this Agreement required to be performed by it on or prior to such Closing Date pursuant to the terms hereof.

          (b) Accuracy of Representations and Warranties. The representations
              ------------------------------------------
     and warranties of the Company contained in this Agreement shall be true and correct in all respects at and as of such Closing Date as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date.

          (c) Authorization by the Company. All actions necessary to authorize
              ----------------------------
     the execution, delivery and performance of this Agreement by the Company and its shareholders, and the consummation of the transactions contemplated herein, shall have been duly and validly taken.

          (d) Consents and Regulatory Approvals. All necessary waivers, Consents
              ---------------------------------
     and approvals of any third party or Governmental Bodies necessary to prevent the cancellation of any material Contract, lease, permit or license of the Company shall have been obtained by the Company and the Company shall have obtained all waivers, estoppels, non-disturbance agreements, Consents and approvals (including, without limitation, Consents required under any leases and Contracts) required by the Buyers.

          (e) Amendment of Articles. The Board and the shareholders of the
              ---------------------
     Company shall have approved, and the Company shall have filed, the Restated Articles with the California Secretary of State.

          (f) Stock Option Plan. The Board and the shareholders of the Company
              -----------------
     shall have authorized and approved an increase in the number of shares reserved for issuance under the 1998 Fresh Enterprises, Inc. Stock Plan by 425,000 shares.

          (g) 2000 Financial Statement. The Buyers shall have received from the
              ------------------------
     Company true and complete copies of the Company's audited consolidated financial statements for fiscal year 2000.

          (h) Certain Shareholders. On or prior to the Initial Closing Date, the
              --------------------
     Company shall have received either waivers of preemptive rights pursuant to
     Section 3 of the Shareholders' Agreement or subscriptions pursuant to
     Section 3 of the Shareholders' Agreement from Gregory G. Dollarhyde, Louis
     A. Siracusa, Donald D. Breen, Steve Lebow, James and Linda Magglos, John and Coralee Yonkich, and JKG Enterprise Group Money Purchase Pension Plan FBO Greg Dollarhyde.

          (i) Amendment of the Senior Credit Facility. The Senior Credit
              ---------------------------------------
     Facility shall have been amended to increase the amount available to the Company thereunder to Eighteen Million Dollars ($18,000,000).

          (j) Other Instruments. The Buyers shall have received such other duly
              -----------------
     and validly executed documents and instruments in connection with such Closing as are reasonably requested by them, including without limitation, the projections schedule referred to in Section 4 of the Shareholders' Agreement.

                                   ARTICLE VI
                                  POST CLOSING

     6.1 Survival of Representations and Warranties. Regardless of any
         ------------------------------------------
investigation at any time made by or on behalf of any party, or of any information any party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto or in connection with the Transactions shall survive the Initial Closing Date for a period of twenty-four
(24) months from the Initial Closing Date; provided, however, all
                                           --------  -------
representations and warranties with respect to Sections 4.12, 4.23 and 4.24 shall survive the Initial Closing Date until the close of business on the day following the expiration of the applicable statute of limitations (giving effect to any waiver or extension thereof); and provided further, that the representations and warranties contained in Sections 4.3 shall survive indefinitely (each, a "Survival Date").
                       -------------

     6.2 Directors and Officers' Insurance. The Company shall use reasonable
         ---------------------------------
best efforts to maintain in force a policy of directors and officers liability insurance reasonably satisfactory to the directors.

     6.3 California Securities Filing. The Company will take reasonable steps in
         ----------------------------
accordance with the advice of counsel in order to correct any violation that may exist with respect to the failure to file a Notice of Issuance of Securities Pursuant to Subdivision (o) of Section 25102 of the Corporations Code with the California Department of Corporations in connection with the initial issuance of securities under the 1998 Fresh Enterprises, Inc. Stock Plan in 1998. Such steps shall include seeking the requisite Board and shareholder consents to adopt a new stock plan, making appropriate filings with the California Department of Corporations, and making a rescission offer if approved by the Board.

                                  ARTICLE VII
                                 MISCELLANEOUS

     7.1 Notices. All notices and other communications given or made pursuant
         -------
hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by commercial carrier or registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses and numbers:

         a) If to the Buyers to:

            Frank M. Vest, Jr.
            Catterton Partners IV, L.P.
            c/o Catterton Partners IV Management Company, L.L.C.
            10 Hale Street, Suite 205
            Charleston, WV 25301
         with a copy to:

         David McPherson, Esq.
         Latham & Watkins
         555 11th Street, N.W.
         Washington, DC  20004

     (b) If to the Company, to:

         Fresh Enterprises, Inc.
         225 W. Hillcrest Drive
         Thousand Oaks, CA  91360
         Attention:  Gregory G. Dollarhyde

         with a copy to:

         Anna M. Graves, Esq.
         Pillsbury Winthrop LLP
         725 South Figueroa Street, Suite 2800
         Los Angeles, California  90017

or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date actually received.

     7.2 Headings; Agreement. The headings contained in this Agreement are
         -------------------
inserted for convenience only and do not constitute a part of this Agreement. The term "Agreement" for purposes of representations and warranties hereunder shall be deemed to include the Exhibits hereto to be executed and delivered by a party.

     7.3 Publicity. So long as this Agreement is in effect, the Company shall
         ---------
not, and shall cause their Affiliates not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement or this Agreement without the consent of the Buyers, which consent shall not be unreasonably withheld or delayed.

     7.4 Entire Agreement. This Agreement (including all the Schedules and
         ----------------
Exhibits hereto) and the other Transaction Documents constitute the entire agreement among the parties and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     7.5 Amendment. This Agreement may be amended by an instrument in writing
         ---------
signed on behalf of each of the parties hereto.

     7.6 Assignment. This Agreement and all of the provisions hereof shall be
         ----------
binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties.

     7.7 Expenses. Except as otherwise set forth herein each party, shall bear
         --------
their respective costs, expenses and fees incurred in connection with the preparation, execution and performance of this Agreement and the other Transaction Documents (including, but not limited to, amounts payable to accountants, attorneys, consultants, finders or investment bankers in connection with this Agreement and the Transactions). Notwithstanding the foregoing, the Company shall pay the reasonable expenses of a single counsel to the Buyers to be retained by Catterton Partners IV, L.P. in connection with the preparation, execution and performance of this Agreement and the other Transaction Documents.

     7.8 Severability. In the event that any one or more of the provisions
         ------------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     7.9 Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart, with original signatures, of this Agreement.

     7.10 Governing Law. The validity and interpretation of this Agreement shall
          -------------
be governed by the laws of the State of California without reference to the conflict of laws principles thereof.

     7.11 Cumulative Remedies. All rights and remedies of any party hereto are
          -------------------
cumulative of each other and of every other right or remedy such party may otherwise have at law or inequity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     7.12 Third Party Beneficiaries. This Agreement is not intended to confer
          -------------------------
upon any other Person any rights or remedies hereunder.


     7.13 Limitation of Liability. In no event shall any partner or
          -----------------------
representative of the Buyers or of any partnership which is a partner of the Buyers or any partner of any such partnership, or any direct or indirect stockholder, officer, director, partner or any other such Person, be personally liable for any such obligation of the Buyers under this Agreement. In no event shall recourse with respect to the obligations under this Agreement of the Buyers be had to the assets or business of any Person other than the Buyers. In no event shall recourse with respect to the obligations under this Agreement of the Company be had to the assets or business of any Person other than the Company, including its Subsidiaries. In no event shall any officer, director or shareholder (and their officers, directors, representatives and agents) of the Company be personally liable for any obligation of the Company under this Agreement. Any obligation of any trust shall be enforceable solely against the assets of such trust and not against any trustee.

     7.14 Arbitration. All disputes and controversies arising out of or relating
          -----------
to this Agreement, or relating to a Breach hereof shall be settled by arbitration conducted in Los

Angeles, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof or application may be made to such court for a judicial acceptance of the award and an order of judgment. The arbitrator(s) shall possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. Each party shall bear its own costs and expenses of the arbitration, subject to reimbursement as determined by the arbitrator(s).

     IN WITNESS WHEREOF, each of the Buyers and the Company have caused this Agreement to be signed by an officer or partner thereunto duly authorized, all as of the date first written above.

COMPANY:                          FRESH ENTERPRISES, INC.


                                  By:  /s/ Gregory G. Dollarhyde
                                       --------------------------------------
                                       Gregory G. Dollarhyde
                                       President and Chief Executive Officer


CATTERTON:                        CATTERTON PARTNERS IV, L.P.,
                                  a Delaware limited partnership

                                  By:  Catterton Managing
                                       Partner IV, L.L.C.
                                       Its: General Partner

                                  By:  CP4 Principals, L.L.C.
                                       Its: Managing Member

                                  By:  /s/ Frank M. Vest, Jr.
                                       --------------------------------------
                                       Name:  Frank M. Vest, Jr.
                                       Title: Authorized Person



                                  CATTERTON PARTNERS IV-A, L.P.,
                                  a Delaware limited partnership

                                  By:  Catterton Managing
                                       Partner IV, L.L.C.
                                       Its: General Partner

                                  By:  CP4 Principals, L.L.C.
                                       Its: Managing Member

                                  By:  /s/ Frank M. Vest, Jr.
                                       --------------------------------------
                                       Name:  Frank M. Vest, Jr.
                                       Title: Authorized Person

                                  CATTERTON PARTNERS IV-B, L.P.,
                                  a Delaware limited partnership

                                  By:  Catterton Managing
                                       Partner IV, L.L.C.
                                       Its: General Partner

                                  By:  CP4 Principals, L.L.C.
                                       Its: Managing Member

                                  By:   /s/ Frank M. Vest, Jr.
                                        --------------------------------------
                                        Name:  Frank M. Vest, Jr.
                                        Title: Authorized Person

                                  CATTERTON PARTNERS IV OFFSHORE, L.P.
                                  a Cayman limited partnership

                                  By:  Catterton Managing
                                       Partner IV, L.L.C.
                                       Its: Managing General Partner

                                  By:  CP4 Principals, L.L.C.
                                       Its: Managing Member

                                  By:  /s/ Frank M. Vest, Jr.
                                       --------------------------------------
                                       Name:  Frank M. Vest, Jr.
                                       Title: Authorized Person


                                  CATTERTON PARTNERS IV SPECIAL
                                  PURPOSE, L.P. a Cayman limited partnership

                                  By:  Catterton Managing
                                       Partner IV, L.L.C.
                                       Its: Managing General Partner

                                  By:  CP4 Principals, L.L.C.
                                       Its: Managing Member

                                  By:  /s/ Frank M. Vest, Jr.
                                       --------------------------------------
                                       Name:  Frank M. Vest, Jr.
                                       Title: Authorized Person

                                  CATTERTON-BAJA PARTNERS, L.L.C.,
                                  a Delaware limited liability company

                                  By:  Catterton Partners IV Management
                                       Company, L.L.C.
                                       Its: Managing Member

                                  By:  /s/ Frank M. Vest Jr.
                                       --------------------------------------
                                       Name:  Frank M. Vest Jr.
                                       Title: Authorized Person

GRUMMAN HILL:                     GRUMMAN HILL INVESTMENTS III, L.P.,
                                  a Delaware limited partnership

                                  By:  Grumman Hill Group, L.L.C.
                                       Its:   General Partner

                                       /s/ James T. Kelsey
                                       --------------------------------------
                                       Name:  James T. Kelsey
                                       Title: Authorized Person

OAK INVESTMENT:                   OAK INVESTMENT PARTNERS VIII, LIMITED
                                  PARTNERSHIP, a Delaware limited partnership

                                  By:  /s/ Gerald R. Gallagher
                                       --------------------------------------
                                       Name:  Gerald R. Gallagher
                                       Title: Managing Member of
                                              Oak Associates VIII, LLC,
                                              The General Partner of
                                              Oak Investment Partners VIII,
                                              Limited Partnership

                                  OAK VIII AFFILIATES FUND, LIMITED
                                  PARTNERSHIP, a Delaware limited partnership

                                  By:  /s/ Gerald R. Gallagher
                                       ---------------------------------------
                                       Name:  Gerald R. Gallagher
                                       Title: Managing Member of
                                              Oak Associates VIII, LLC,
                                              The General Partner of
                                              Oak VIII Affiliates Fund, Limited
                                              Partnership

                             DAVE & DIANE JOHNSON LIVING TRUST

                                 /s/ Dave Johnson
                                 --------------------------
                                 Dave Johnson, Trustee

                                 /s/ Diane D. Johnson
                                 --------------------------
                                 Diane D. Johnson, Trustee

                             /s/ Cyrus Monroe
                             --------------------------------
                             CYRUS MONROE

                             /s/ Jill Monroe
                             --------------------------------
                             JILL MONROE

                             /s/ Patrick J. McNeela
                             --------------------------------
                             PATRICK J. MCNEELA

                             /s/ Wolfe H. Bragin
                             --------------------------------
                             WOLFE H. BRAGIN

                             /s/ Louis A. Siracusa
                             --------------------------------
                             LOUIS A. SIRACUSA, individually and as trustee of the Louis A. Siracusa Separate Property Trust

                             /s/ Donald D. Breen
                             --------------------------------
                             DONALD D. BREEN

                             /s/ Gregory G. Dollarhyde
                             --------------------------------
                             GREGORY G. DOLLARHYDE

                             /s/ Steven E. Lebow
                             --------------------------------
                             STEVEN E. LEBOW

                             THE HARRY & JUDITH KEYS FAMILY TRUST

                                      /s/ Harry E. Keys
                                      --------------------------
                                      Harry E. Keys, Trustee

                                      /s/ Judith A. Keys
                                      --------------------------
                                      Judith A. Keys, Trustee

                                   Schedule 1
                                   ----------

Purchaser                                            Number of Series C Shares
---------                                            -------------------------
Catterton Partners IV, L.P.                          288,463
Catterton Partners IV-A, L.P.                        101,132
Catterton Partners IV-B, L.P.                        7,051
Catterton Partners IV Offshore, L.P.                 243,181
Catterton Partners IV Special Purpose, L.P.          8,822
Catterton-Baja Partners, L.L.C.                      216,216
Grumman Hill Investments III, L.P.                   172,973
Oak Investment Partners VIII, L.P.                   254,529
Oak VIII Affiliates Fund, L.P.                       4,930
The David & Diane Johnson Living Trust               2,482
Cyrus and Jill Monroe                                10,915
Patrick J. McNeela                                   3,686
Wolfe H. Bragin                                      3,686
Donald D. Breen                                      3,686
Gregory G. Dollarhyde                                17,000
Steven E. Lebow                                      10,811
The Harry & Judith Keys Family Trust                 1,842